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Board of Directors
Bowlin Outdoor Advertising &
     Travel Centers Incorporated


                         Independent Auditors' Consent

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidatd Financial Data," "Experts," and "Changes in Registrant's Certifying Accountants" in the prospectus.


                              /s/ Ricci & Ricci

Albuquerque, New Mexico
November 4, 1996